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                        MICRO COMPONENT TECHNOLOGY, INC.

                                    FORM 10-Q

                  COMPUTATION OF EARNINGS PER COMMON SHARE AND
                             COMMON EQUIVALENT SHARE
                      (In thousands, except per share data)

                                                                    THREE MONTHS ENDED      SIX MONTHS ENDED
                                                                   --------------------   --------------------
PRIMARY                                                            DEC. 28,    DEC. 30,   DEC. 28,    DEC. 30,
                                                                   --------    --------   --------    --------
                                                                     1996       1995        1996        1995
---------------------------------------------------------------    --------    -------    --------    --------
Income (loss) from continuing operations                           $  (679)    $ 2,002    $(1,807)    $ 3,003
Income from discontinued operations                                   --          --         --           474
                                                                   -------     -------    -------     -------
Net income (loss)                                                  $  (679)    $ 2,002    $(1,807)    $ 3,477
                                                                   =======     =======    =======     =======

Weighted average number of common shares outstanding during the      7,031       6,604      7,026       6,081
        period
Shares issuable on exercise of stock options and warrants
        less shares repurchaseable from the proceeds                  --           685       --           585
Shares issuable on conversion of redeemable preferred stock            316         316        316         316
                                                                   -------     -------    -------     -------

Common and common equivalent shares - primary                        7,347       7,605      7,342       6,982
                                                                   =======     =======    =======     =======

Income (loss) per share from continuing operations                 $  (.09)    $   .26    $  (.25)    $   .43

Income per share from discontinued operations
                                                                      --          --         --           .07
                                                                   -------     -------    -------     -------

Net income (loss) per share - primary                              $  (.09)    $   .26    $   (25)    $   .50
                                                                   =======     =======    =======     =======


FULLY DILUTED
---------------------------------------------------------------

Income (loss) from continuing operations                           $  (679)    $ 2,002    $(1,807)    $ 3,003
Income from discontinued operations                                   --          --         --           474
                                                                   -------     -------    -------     -------
Net income (loss)                                                  $  (679)    $ 2,002    $(1,807)    $ 3,477
                                                                   =======     =======    =======     =======

Common and common equivalent shares - primary                        7,347       7,605      7,342       6,982
Shares issuable on exercise of stock options and warrants
     less shares repurchaseable from the proceeds                     --          --         --            69
                                                                   -------     -------    -------     -------


Common and common equivalent shares - fully diluted                  7,347       7,605      7,342       7,051
                                                                   =======     =======    =======     =======

Income (loss) per share from continuing operations                 $  (.09)    $   .26    $  (.25)    $   .42

Income per share from discontinued operations                         --          --         --           .07
                                                                   -------     -------    -------     -------

Net income (loss) per share - fully diluted                        $  (.09)    $   .26    $   (25)    $   .49
                                                                   =======     =======    =======     =======
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